                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                               FLUOR CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                          [LOGO OF FLUOR CORPORATION]

Fluor Corporation
3333 Michelson Drive
Irvine, California 92730

February 12, 1996

Dear Stockholder:

  You are cordially invited to attend the 1996 Annual Meeting of Stockholders which will be held on Tuesday, March 12, 1996, beginning at 9:00 a.m. at Fluor Daniel Centre I, 100 Fluor Daniel Drive, Greenville, South Carolina. A map showing the meeting location is included for your convenience on the back page of this booklet.

  Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Meeting and Proxy Statement which follow. Also included is a Proxy/Voting Instruction Card and postage paid return envelope.

  It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy/Voting Instruction Card in the enclosed envelope as promptly as possible.

                                              Sincerely,

                                          /s/  L. G. McCRAW
                                          ------------------------------------
                                               L. G. McCRAW
                                          Chairman and Chief Executive Officer

                           [LOGO FLUOR CORPORATION]

      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 12, 1996

  The annual meeting of stockholders of Fluor Corporation will be held at Fluor Daniel Centre I, 100 Fluor Daniel Drive, Greenville, South Carolina, on Tuesday, March 12, 1996, at 9:00 a.m. Eastern Standard Time, for the following purposes:

    1. To elect three Class III directors to hold office for three years and until their respective successors are elected and qualified. The Board of Directors intends to nominate as directors the three persons identified in the accompanying Proxy Statement.

    2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as auditors for the fiscal year ending October 31, 1996.

    3. To consider and act upon a proposal to approve the 1996 Fluor Executive Stock Plan.

    4. To consider and act upon a proposal to approve the material terms of certain executive compensation performance goals established by the Organization and Compensation Committee of the Board of Directors.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed January 16, 1996, as the record date for determining the stockholders entitled to receive notice of and to vote at the meeting.

  STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

  PLEASE COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY/VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                      By Order of the Board of Directors


                                      /s/ P. J. TRIMBLE
                                      ---------------------------------------
                                          P. J. TRIMBLE
                                      Senior Vice President-Law and Secretary


February 12, 1996
Irvine, California

                          [LOGO OF FLUOR CORPORATION]

                                 ------------

                                PROXY STATEMENT
                               JANUARY 30, 1996

  This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fluor Corporation, 3333 Michelson Drive, Irvine, California 92730 (the "Company" or "Fluor"), of your proxy for use at the annual meeting of stockholders to be held March 12, 1996 or at any adjournment thereof. This proxy statement and the accompanying proxy/voting instruction card are being mailed to all stockholders on or about February 12, 1996. The expense of the solicitation will be paid by the Company. Some officers and regular employees may solicit proxies personally and by telephone. Georgeson & Company Inc. has been engaged to assist in the solicitation for which it will receive approximately $14,000 from the Company. Your proxy is revocable by written notice to the Secretary of the Company at any time prior to exercise, and it shall be suspended if you are present at the meeting and elect to vote in person.

  On January 16, 1996, the record date fixed by the Board of Directors, the Company had outstanding 83,448,167 shares of Common Stock. A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Stockholders have one vote for each share on all business of the meeting, except that stockholders have cumulative voting rights with respect to the election at the meeting of three directors. Cumulative voting rights entitle a stockholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the stockholder, or to distribute his or her votes on the same principle among two or more nominees as the stockholder sees fit. The three nominees for director receiving the highest number of votes at the meeting will be elected. With respect to the other proposals, the affirmative vote of the majority of shares represented in person or by proxy at the annual meeting and entitled to vote is required for approval.

  Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the three director nominees listed below, FOR the proposal to ratify the appointment of Ernst & Young LLP as auditors for the fiscal year ending October 31, 1996, FOR the proposal to approve the 1996 Fluor Executive Stock Plan, and FOR the proposal to approve the material terms of certain executive compensation performance goals. As to any other business which may properly come before the meeting, they will vote in accordance with their best judgment, although the Company does not presently know of any other business.

                             ELECTION OF DIRECTORS

                                  PROPOSAL 1

  Under the Company's Certificate of Incorporation and Bylaws, which provide for a "classified" Board, three directors have been nominated for election at the annual meeting to serve a three year term expiring at the annual meeting in 1999 and until their respective successors are elected and qualified. The Bylaws presently provide for eleven directors, four each serving as Class I and Class II directors and three serving as Class III directors.

  Each of the three nominees listed below presently serves as a Class III director of the Company. If any of the nominees should decline or be unable to act as a director, the persons named in the proxy will vote in accordance with their best judgment. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve.

  In the event anyone other than the three nominees listed below should be nominated for election as a director, the persons named in the proxy may vote cumulatively for less than all the nominees.

BIOGRAPHICAL

  The following biographical information is furnished with respect to each of the three nominees for election at the annual meeting as Class III directors and each of the other Class I and Class II directors whose terms will continue after the annual meeting.

Class III Director Nominees(/1/):

              PETER J. FLUOR, age 48.

              Director since 1984; member of Audit and Organization and
               Compensation Committees.

              President and CEO of Texas Crude Energy, Inc., Houston, Texas
               since 1980; joined that company in 1972.


   [ART]      Mr. Fluor also is a director of Seagull Energy Corporation,
               Houston, Texas; and a member of the advisory board of Texas Commerce Bank National Association, Houston, Texas.


              BOBBY R. INMAN, age 64.

              Director since 1985; Chairperson of Governance Committee and member of Executive and Organization and Compensation
               Committees.

              Admiral, U.S. Navy (Retired).


   [ART]      Admiral Inman also is a director of Science Applications
               International Corporation, La Jolla, California; SBC Communications Inc. (formerly Southwestern Bell Corporation), San Antonio, Texas; Temple-Inland Inc., Diboll, Texas; and Xerox Corporation, Stamford, Connecticut.


              BUCK MICKEL, age 70.

              Director since 1977; member of the Governance Committee.

              Retired 1987 as Vice Chairman of the Board; formerly President from 1984.


              Mr. Mickel also is a director of Delta Woodside Industries,
   [ART] Greenville, South Carolina; Duke Power Company, Charlotte, North Carolina; Emergent Group, Inc., Greenville, South Carolina; Insignia Financial Corporation, Greenville, South Carolina; Liberty Corporation, Greenville, South Carolina; Monsanto Company, St. Louis, Missouri; Nations Bank Corporation, Atlanta, Georgia; and RSI Holdings, Inc., Greenville, South Carolina.

Class I Directors--Term Expires 1997(/1/):

HUGH K. COBLE, age 61.

Director since 1984.

Vice Chairman since April, 1994; formerly Group President of Fluor Daniel,
 Inc.(/2/) from 1986; joined the Company in 1966.

Mr. Coble is also a director of The Duriron Company, Inc., Dayton, Ohio.

DAVID P. GARDNER, age 62.

Director since 1988; member of Governance and Organization and Compensation
 Committees.

President of the William and Flora Hewlett Foundation since 1993; formerly
 President of the University of California from 1983; and formerly President of the University of Utah from 1973.

Dr. Gardner also is a director of the John Alden Financial Corporation, Miami,
 Florida; and the First Security Corporation, Salt Lake City, Utah.

WILLIAM R. GRANT, age 71.

Director since 1982; Chairperson of Organization and Compensation Committee and member of Executive and Audit Committees.

Chairman of the Board of Galen Associates, Inc., New York, New York, since
 1989; formerly Chairman of the Board of New York Life International Investment Inc. from 1987.

Mr. Grant also is a director of Allergan, Inc., Irvine, California; New York
 Life Insurance Company, New York, New York; Seagull Energy Corporation, Houston, Texas; SmithKline Beecham PLC, London, England; and Witco Corporation, New York, New York.

VILMA S. MARTINEZ, age 52.

Director since 1993; member of Audit and Governance Committees.

Partner in Munger, Tolles & Olson, Los Angeles, California since 1982.

Ms. Martinez also is a director of Anheuser-Busch Companies, Inc., St. Louis,
 Missouri; and Sanwa Bank California, Los Angeles, California.

Class II Directors -- Term Expires 1998(/1/):

CARROLL A. CAMPBELL, JR., age 55.

Director since January 19, 1995; member of the Audit and Governance
 Committees.

President and Chief Executive Officer of the American Council of Life
 Insurance, Washington, D.C.; formerly two-term Governor of South Carolina from 1986; formerly four-term member of the U.S. House of Representatives from 1978.

Mr. Campbell also is a director of AVX Corporation, Myrtle Beach, South
 Carolina.

ROBERT V. LINDSAY, age 70.

Director since 1982; Chairperson of Audit Committee and member of Executive and Organization and Compensation Committees.

Retired President of J. P. Morgan & Co. Incorporated, a bank holding company, and its wholly owned subsidiary, Morgan Guaranty Trust Company of New York, New York.

Mr. Lindsay also is a director of The Chubb Corporation, New York, New York;
 Hudson Chartered Bancorp, Inc., La Grange, New York; Russell Reynolds Associates, Inc., New York, New York; United Meridian Corp., Dallas, Texas; and is senior advisor to Unibank Denmark A/S, Copenhagen, Denmark.

LESLIE G. McCRAW, age 61.

Director since 1984; Chairperson of Executive Committee and member of Governance Committee. Chairman of the Board since 1991; Chief Executive Officer since 1990; formerly Vice Chairman of the Board from 1990; formerly President from 1988; joined the Company in 1975.

Mr. McCraw also is a director of Allergan, Inc., Irvine, California; and New
 York Life Insurance Company, New York, New York.

MARTHA R. SEGER, age 63.

Director since 1991; member of Audit and Governance Committees.

Distinguished Visiting Professor of Finance, Central Michigan University, Mt.
 Pleasant, Michigan; formerly Distinguished Visiting Professor of Finance, American Graduate School of International Management, Glendale, Arizona from 1993; formerly John M. Olin Distinguished Fellow, University of Arizona from 1991; formerly Member, Board of Governors of the Federal Reserve System from 1984.

Dr. Seger also is a director of Amoco, Chicago, Illinois; Providian Corp.,
 Louisville, Kentucky; Johnson Controls, Milwaukee, Wisconsin; Kroger Company, Cincinnati, Ohio; Tucson Electric Power Company, Tucson, Arizona; and Xerox Corporation, Stamford, Connecticut.
--------

(/1/) Except as otherwise indicated, all positions are with the Company.

(/2/) Fluor Daniel, Inc. is an indirect, wholly owned subsidiary of the Company which provides design, engineering, procurement, construction management, maintenance and other diversified services to a wide range of industrial, commercial, utility, natural resources, energy and governmental clients.

STOCK OWNERSHIP

  The following information is furnished with respect to each director and nominee for director, each of the five most highly compensated executive officers of the Company (the "Named Executive Officers") and all current directors and executive officers of the Company as a group as to ownership of shares of Common Stock of the Company as of January 16, 1996.

                                          CONSISTING IN PART OF SHARES
                                                   UNDER/WITH
                                          ----------------------------
                                                                 VOTING AND
                                      SHARES      EXERCISABLE INVESTMENT POWER
                                   BENEFICIALLY      STOCK    -------------------
                                  OWNED(/1/)(/2/)   OPTIONS     SOLE    SHARED
                                  --------------- ----------- --------- ---------
 Class III Director Nominees:
  Peter J. Fluor.................      19,838                    19,838
  Bobby R. Inman.................       2,000                     2,000
  Buck Mickel....................       5,000                     5,000
 Class I Directors;
  Hugh K. Coble(/3/).............      71,927        19,289      52,638
  David P. Gardener..............       1,600                     1,600
  William R. Grant...............       1,481                     1,001     480
  Vilma S. Martinez..............       1,101                     1,101
 Class II Directors:
  Carroll A. Campbell, Jr........       1,001                     1,001
  Robert V. Lindsay..............       2,000                     2,000
  Leslie G. McCraw(/3/)..........     289,167       165,587     123,580
  Martha R. Seger................       1,102                     1,102
 Other Named Executive Officers:
  Donald L. Blankenship..........      38,422        13,072      25,350
  James O. Rollans...............      57,847        34,095      23,752
  P. Joseph Trimble..............      13,248                    13,248
 All directors and executive of-
  ficers as a group (28)
  including the above............     893,130       405,989     485,311   1,830

------------------
(/1/) Each individual owns less than .4% and the group owns approximately 1.0% of the outstanding shares of Common Stock of the Company.

(/2/) In addition to the foregoing beneficial ownership amounts, the Directors listed below have elected the Common Stock valuation method for valuing all or a portion of their deferred directors' fees (see section entitled "Directors' Fees" at page 14 hereof) and, as of January 16, 1996, such amounts constitute the economic equivalent of the following numbers of shares of Common Stock:

                                                             ECONOMIC EQUIVALENT
                                                              NUMBER OF SHARES
                                                             -------------------
    Carroll A. Campbell, Jr.................................          951
    Peter J. Fluor..........................................       12,438
    David P. Gardner........................................        1,448
    William R. Grant........................................       18,207
    Robert V. Lindsay.......................................       12,827
    Vilma S. Martinez.......................................        2,639

(/3/) This individual is also a Named Executive Officer.

COMMITTEES OF THE BOARD

  The standing committees of the Board consist of an Executive Committee, an Audit Committee, an Organization and Compensation Committee and a Governance Committee.

 Executive Committee

  When the Board is not in session, the Executive Committee has all of the power and authority of the Board except with respect to amending the Restated Certificate of Incorporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets; recommending to the stockholders a dissolution of the Company or a revocation of the dissolution; amending the Bylaws; the declaration of a dividend; or the issuance of stock. The members of the Executive Committee are Leslie G. McCraw (Chairperson), William R. Grant, Bobby R. Inman and Robert V. Lindsay. The Executive Committee held three meetings, and took action by unanimous written consent on two occasions, during fiscal year 1995.

 Audit Committee

  The principal duties of the Audit Committee are to nominate the firm of independent auditors for appointment by the Board; to meet with the independent auditors to review and approve the scope of their audit engagement and the fees related to such work; to meet with the Company's financial management, internal audit management and independent auditors to review matters relating to internal accounting controls, the internal audit program, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company and its subsidiaries; and to report to the Board periodically any conclusions or recommendations the Audit Committee may have with respect to such matters. The members of the Audit Committee are Robert V. Lindsay (Chairperson), Carroll A. Campbell, Jr., Peter
J. Fluor, William R. Grant, Vilma S. Martinez and Martha R. Seger, none of whom is a current or former officer or employee of the Company or any of its subsidiaries. The Audit Committee held five meetings during fiscal year 1995, four regular meetings and a special meeting to review and approve the Company's 1994 Annual Report, Form 10-K and proxy materials. At the end of each of the regular meetings, the members met privately with the Company's independent auditors without any Company officers or other personnel present.

 Organization and Compensation Committee

  The principal duties of the Organization and Compensation Committee are to review corporate organizational structures; to review key employee compensation policies, plans and programs; to monitor performance and compensation of employee-directors and officers of the Company and other key employees; to prepare recommendations and periodic reports to the Board concerning such matters; and to function as the Committee which administers the long-term incentive programs referred to in the Executive Compensation section hereof. The members of the Organization and Compensation Committee are William R. Grant (Chairperson), Peter J. Fluor, David P. Gardner, Bobby R. Inman and Robert V. Lindsay, none of whom is a current or former officer or employee of the Company or any subsidiary. The Organization and Compensation Committee held five meetings, and took action by unanimous written consent on one occasion during fiscal year 1995.

 Governance Committee

  The function of the Governance Committee is to seek out, evaluate and recommend to the Board qualified nominees for election as directors of the Company; to recommend directors of the Company for election as members of Committees of the Board; to recommend new Committees to the Board; and to consider other matters including the size and composition of the Board and Committees and other issues of corporate governance. The members of the Governance Committee are Bobby R. Inman (Chairperson), Carroll A. Campbell, Jr., David P. Gardner, Vilma S. Martinez, Leslie G. McCraw, Buck Mickel and Martha R. Seger. During fiscal year 1995, the Governance Committee held four meetings. The Governance Committee will give appropriate consideration to qualified persons recommended by stockholders for nomination as directors of the Company provided that such recommendations are accompanied by information sufficient to enable the Governance Committee to evaluate the qualifications of the nominee.

NOTICE OF DIRECTOR NOMINATIONS

  The Company's Bylaws also require that the Secretary must receive written notice of all persons to be nominated as a director at an annual meeting, other than nominations made at the direction of the Board of Directors, not less than 30 nor more than 60 days prior to the annual meeting at which the election will take place (or not later than 10 days after public disclosure of such meeting if such disclosure occurs less than 40 days prior to the date of such meeting). The notice must set forth (a) the stockholder's name and address, and the number of shares of Common Stock beneficially owned by such stockholder, (b) such information with respect to the nominee as would have to be included in the Proxy Statement if such person were a nominee included in that Statement and (c) a consent to serve as director signed by such nominee.

BOARD AND COMMITTEE ATTENDANCE

  During fiscal year 1995, the Board held four regular meetings, one of which was followed by an extensive strategic planning session. The Board took action by unanimous written consent on one occasion. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the Board Committees on which he or she served.

OTHER MATTERS

  Vilma S. Martinez, a director of the Company, is a partner in the law firm of Munger, Tolles and Olson. Certain subsidiaries of the Company retained the law firm during fiscal year 1995 and have continued to retain the firm in fiscal 1996. The amount of fees paid to the firm in fiscal 1995 did not exceed five percent of the law firm's gross revenues for the firm's last full fiscal year.

  In fiscal 1994, the Company made an interest-free loan in the amount of $200,000 to Charles R. Cox, an executive officer of the Company, to be used to defray expenses associated with Mr. Cox's relocation to Fluor Daniel's Greenville, South Carolina office. As of October 31, 1995, $150,000 was outstanding on this loan. The remaining balance of the loan is due in three equal annual installments on February 1 of each year.

  In December 1994, the Company made an interest-free loan in the amount of $321,553 to Richard M. Teater, an executive officer of the Company, to defray expenses associated with Mr. Teater's relocation to Fluor Daniel's Irvine, California headquarters. The loan is due in five equal annual installments beginning January 31, 1996.

   ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  As reported last year, the Company made substantial changes in its management and organizational structure during fiscal 1994, as part of its ongoing reengineering effort. Two senior levels of management structure were eliminated. The Executive Committee of the Board was restructured to include only the CEO and the other non-employee Board committee chairpersons. More authority and responsibility, with attendant accountability, were delegated to the operating levels of the organization. A Leadership Team, which consists of all of the Company's executive officers, is focused on overall Company performance and monitors the progress of the operating units in relation to their strategic and operating objectives. The Company's reengineering effort is continuing.

  The Company's compensation programs are designed to attract, motivate and retain key employees with incentives that are linked to various performance measures and to enhance shareholder value. The Company's executive compensation program consists of three main components: (1) base salary; (2) potential for an annual bonus based on overall Company performance as well as individual performance; and (3) the opportunity to earn long-term cash and stock-based incentives which are intended to encourage the achievement of superior results over time and to align executive officer and shareholder interests. The second and third elements constitute the "at-risk" portion of the compensation program with the CEO's "at risk" compensation targeted at 73%. For fiscal year 1995, the percentage of total compensation earned by the Named Executive Officers which was of the "at risk" type was approximately 67%. The nature of the long-term programs as well as the extended vesting and exercise periods for stock options mean that executives may realize their incentive awards at a substantially later time than when the shareholders benefit from stock price appreciation. To further align management's interests with those of the shareholders, the Company, on the recommendation of this Committee, has adopted stock ownership targets for its officers. These target guidelines are intended to encourage stock ownership by the company's management group. In the case of the CEO, the targeted stock ownership guideline is 700% of base salary.

  The philosophy for establishing specific compensation levels for members of the Leadership Team and other key employees is to link total compensation to achievement of the Company's business goals and to measure total compensation against that of a broad group of general industry companies of similar size(/1/). For this purpose, this Committee uses the surveys of two of the major compensation consulting firms, Hewitt and Associates and Towers Perrin, as reference points. The general policy of the Committee is to position executive base salaries, including that of the CEO, at approximately the 50th percentile of the general industry group, with salary plus bonus at the 50th to 60th percentile when targeted performance is attained. Total compensation is positioned at the 75th percentile range based upon stock price appreciation and achievement of earnings exceeding target levels, with the potential for additional compensation up to the 90th percentile in total compensation for extraordinary performance as measured by the achievement of specific earnings growth and/or stock price objectives set by this Committee.

  Under the Company's Executive Incentive Compensation Plan, a minimum rate of return on average stockholders' equity must be achieved before bonuses can be paid and further limits are placed on the maximum amount of earnings that can be paid out as bonuses. Bonuses may not be paid unless net earnings, excluding extraordinary, unusual or infrequently occurring items, exceed a return on average stockholders' equity that is calculated on the basis of average yield for the year on one year United States Treasury Bills. Further, the total amount of bonuses paid together with accruals for the year under the Company's long-term incentive program, may not exceed either (a) 20% of pre-tax earnings (excluding extraordinary, unusual or infrequently occurring items and the award fund itself) or (b) 10% of average stockholders' equity. The plan covers approximately 800 management employees, including all Named Executive Officers other than Mr. Blankenship(/2/). The target amount payable out of the fund to each executive is based on the executive's target bonus, with the actual amount paid based upon a combination of various company performance criteria, and upon individual performance. The bonus award for the CEO is determined by this Committee and the bonus award of each other executive officer is reviewed and approved by this Committee. For fiscal 1995, bonus awards to the Named Executive Officers as a group placed salary plus bonus above the 50th to 60th percentile range based upon our appraisal of their and the Company's outstanding performance. The salary level and bonus award for Mr. McCraw was determined by reference to the target levels for the general industry group discussed above, and were above the target percentiles on the basis of achievement of superior operating results by both Fluor Daniel and Massey and on achievement of objectives in the following key results areas: strategic planning, overall leadership, quality of external relations, internal teamwork, ethics and management succession.

  All Leadership Team members participate in the Company's long-term incentive program. This program's primary purpose is to offer an incentive for the achievement of superior operating results, to align executive officer and stockholder interests, and to foster the retention of key management personnel. It is the Committee's intent that all amounts to be awarded under this program qualify as performance-based compensation under IRS definitions.
--------
(/1/) This group covers a broad range of industries and is not limited to companies in the Dow Jones Heavy Construction Group that is used for the Performance Graph set forth on page 14 hereof.

(/2/) Mr. Blankenship participates in the A.T. Massey Bonus Plan which covers management employees of A.T. Massey and provides annual bonus awards based on individual and company performance. Mr. Blankenship's awards under the A.T. Massey Bonus Plan are reviewed and approved by this Committee.

  Under the long-term incentive program, the Committee each year may make grants of the following: (a) cash incentive awards which are based upon meeting three-year earnings targets established by the Committee; (b) stock options which become exercisable over a four year period and which have value only if shareholder value is increased and (c) restricted stock which may be awarded only if return on equity targets are achieved. The weighting of awards between the earnings-based cash portion and the stock portion is primarily a function of responsibility with the more senior executives having a greater portion of their awards dependent on stock performance. The 1995 awards to Mr. McCraw and other Leadership Team members were based on placing each of their total compensation levels in the mid-range of the general industry group if target performance was achieved. To achieve higher than mid-range compensation up to the 75th percentile range would require performance in excess of the established targets. Also for 1995, participating Leadership Team members received a payout of a previously granted cash incentive award which was based upon achieving 108% of the target amount for fiscal 1993 through 1995 earnings performance.

  As discussed last year, early in fiscal 1995, a new Directors' Achievement Award Program was recommended by this Committee and approved by the Board. The purpose of this program is to focus the Leadership Team members on maximizing overall Company financial performance and achieving substantial increases in shareholder value. The program provides for performance-contingent cash and stock-based awards for members of the Leadership Team which become payable only if the very aggressive earnings growth and stock price performance goals established by this Committee are achieved within a limited time frame. The Committee intends that all awards under this program will qualify as performance-based compensation under IRS definitions and therefore the performance goals under these programs are being presented for stockholders' approval at this meeting.

  At the recommendation of this Committee, certain conforming amendments to the performance goals under the Executive Incentive Compensation Plan are being presented for shareholder approval at this meeting. Such performance goals apply to the CEO and certain executive officers as may be designated by this Committee. Shareholder approval of these goals will conform them to the IRS definitions of performance compensation and should help to assure full deductibility for the Company of future awards. For full conformity, this Committee must later verify that the pre-established performance goals have actually been attained. This Committee will continue to monitor future developments in this area and to bring forth any further changes required to keep the Company's programs in conformity with these guidelines.

  Also upon the recommendation of this Committee, the Board has approved, and there is being presented for shareholder approval, the 1996 Fluor Executive Stock Plan. The reasons for this recommendation are set forth under the heading "Proposal 3" on page 15 hereof.

  All amounts paid or accrued during fiscal year 1995 under the above described plans and programs are included in the tables which follow. No member of this Committee is a former or current officer or employee of the Company or any of its subsidiaries.

ORGANIZATION AND COMPENSATION COMMITTEE

          William R. Grant    David P. Gardner     Robert V. Lindsay
                       Peter J. Fluor    Bobby R. Inman

February 12, 1996

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table shows, for the fiscal years ended October 31, 1993, 1994 and 1995, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the Named Executive Officers in all capacities in which they served.

                          SUMMARY COMPENSATION TABLE

                                                                LONG TERM COMPENSATION
                                                             -----------------------------
                                    ANNUAL COMPENSATION             AWARDS         PAYOUTS
                                ---------------------------- --------------------- -------
                                                   OTHER     RESTRICTED SECURITIES
                                                   ANNUAL      STOCK    UNDERLYING  LTIP    ALL OTHER
   NAME AND PRINCIPAL    FISCAL SALARY   BONUS  COMPENSATION  AWARD(S)   OPTIONS/  PAYOUTS COMPENSATION
        POSITION          YEAR  ($)(A)  ($)(A)     ($)(B)      ($)(C)    SARS(#)     ($)      ($)(D)
   ------------------    ------ ------- ------- ------------ ---------- ---------- ------- ------------
L. G. McCraw--Chairman    1995  754,800 840,000   161,281     159,794     77,800   348,400   280,340
 and Chief Executive      1994  710,061 700,000   106,252     488,019     57,940   239,000   272,279
 Officer                  1993  680,040 610,000    63,431     492,963     57,940   185,604   142,416

H. K. Coble--Vice         1995  400,020 320,000    74,023     379,427     44,690   162,006   161,728
 Chairman                 1994  400,020 290,000    49,793     209,028     24,810   111,135   148,275
                          1993  377,580 290,000    30,887     211,145     24,810   100,943   237,373

D. L. Blankenship--       1995  325,020 320,000    44,381     382,588     42,100         0   140,158
 Chairman and Chief       1994  308,340 270,000    34,269     337,993      8,770         0   163,948
 Executive Officer,       1993  275,032 230,000    13,310      74,599      8,770         0    94,646
 A. T. Massey Coal
   Company, Inc.

J. O. Rollans--Senior     1995  335,040 280,000    40,642     468,089     49,590    74,558    90,212
 Vice President/Chief     1994  322,707 250,000    25,856     136,904     16,260    51,146    88,594
 Administrative Officer   1993  250,020 200,000    14,396     138,291     16,260    46,456    37,691

P. J. Trimble--Senior     1995  315,000 250,000    17,335     269,114     29,300   144,586   119,752
 Vice President, Law      1994  300,000 200,000    10,908      59,599      7,100    99,185   117,728
 & Secretary              1993  285,000 165,000     9,423           0          0    90,089   118,283

-------
(A) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(B) Amounts shown as Other Annual Compensation represent restricted unit payments for the benefit of each Named Executive Officer to compensate for federal and state withholding taxes arising from the lapse of restrictions on restricted stock held by such Named Executive Officer.

(C) The amount reported in the table represents the market value at the date of grant, without giving effect to the diminution in value attributable to the restrictions on such stock. In fiscal years 1993, 1994, and 1995, the Company awarded 21,020, 27,310 and 35,830 shares to all Named Executive Officers as a group. The restricted stock awarded in fiscal years 1993 and 1994 vests at the rate of 10% per year. In fiscal year 1995, 6,260 shares of restricted stock awarded vest at 10% per year and 29,570 shares of restricted stock awarded under the Directors' Achievement Award Program vest only if the Company achieves a certain level of annual net earnings in the four year period ending October 31, 1998. If the Company achieves the target, the restrictions on the stock lapse one-third upon the announcement of such earnings, and one-third on each of the next two yearly anniversaries thereof. (This amount is reduced by 50% if a certain lower net earnings target is achieved during the same period). As of the end of the 1995 fiscal year, the aggregate restricted stock holdings for each of the above Named Executive Officers consisted of the following: (i) Mr. McCraw: 57,944 shares with a value of $3,273,069; (ii) Mr. Coble:
    42,524 shares with a value of $2,401,306; (iii) Mr. Blankenship: 20,705 shares with a value of $1,169,833; (iv) Mr. Rollans: 23,638 shares with a value of $1,335,547; and (v) Mr. Trimble: 13,216 shares with a value of $746,037. As of the end of fiscal year 1995, aggregate restricted stock holdings for the Company consisted of 770,694 shares with a value of $43,533,178 at the then current market value, without giving effect to the diminution of value attributable to the restrictions on such stock. Quarterly dividends of $.17 per share are currently paid to all stockholders of record.

(D) The total amounts shown in this column for the last fiscal year consist of the following: (i) Mr. McCraw: $111,762--Company contributions and other allocations to defined contribution plans and related excess benefit plans; $168,078--Benefit attributable to Company-owned life insurance policy; $500--Service award; (ii) Mr. Coble: $50,217--Company contributions and other allocations to defined contribution plans and related excess benefit plans; $111,511--Benefit attributable to Company-owned life insurance policy; (iii) Mr. Blankenship: $32,070 --Benefit attributable to company-owned life insurance policy; $8,088--Miscellaneous expenses; $102,000 --Replacement amount for former A. T. Massey Retention Plan; (iv) Mr. Rollans: $52,454--Company contributions and other allocations to defined contribution plans and related excess benefit plans; $37,758--Benefit attributable to Company-owned life insurance policy; and (v) Mr. Trimble: $44,096--Company contributions and other allocations to defined contribution plans and related excess benefit plans; $75,656--Benefit attributable to Company-owned life insurance policy.

STOCK OPTIONS

  The following table contains information concerning the grant of stock options made during fiscal 1995 under the Company's long-term incentive program to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS(A)
                             -------------------------------------------
                             NUMBER OF   % OF TOTAL                       GRANT
                             SECURITIES   OPTIONS    EXERCISE             DATE
                             UNDERLYING  GRANTED TO   PRICE              PRESENT
                              OPTIONS   EMPLOYEES IN  ($/SH)  EXPIRATION  VALUE
            NAME              GRANTED   FISCAL YEAR    (B)       DATE    ($)(C)
            ----             ---------- ------------ -------- ---------- -------
L. G. McCraw................ 77,800(D)      5.5%     43.1875   12/06/04  739,878
H. K. Coble................. 33,330(D)      2.4%     43.1875   12/06/04  316,968
                             11,360(E)      0.8%     51.3125   06/12/05  118,826
D. L. Blankenship........... 33,330(D)      2.4%     43.1875   12/06/04  316,968
                              8,770(F)      0.6%     59.0625   09/11/05  147,775
J. O. Rollans............... 33,330(D)      2.4%     43.1875   12/06/04  316,968
                             16,260(F)      1.1%     59.0625   09/11/05  273,981
P. J. Trimble............... 22,200(D)      1.6%     43.1875   12/06/04  211,122
                              7,100(F)      0.5%     59.0625   09/11/05  119,635

--------
(A) As a matter of policy, no SARs were granted to any of the Named Executive Officers.

(B) Options were granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(C) The Grant Date Present Value is computed using the Black-Scholes option pricing model based on the following general assumptions: (a) an Expected Option Term of six years which reflects a reduction of the actual 10-year life of the option based on historical data regarding the average length of time an executive holds an option before exercising; (b) a Risk-Free Interest Rate that represents the interest rate on a U.S. Treasury Strip with a maturity date corresponding to that of the Expected Option Term;
    (c) Stock Price Volatility is calculated using daily stock prices over a three-year period preceding the grant date; and (d) Dividend Yield is calculated using yields over a three-year period preceding the grant date. Notwithstanding the fact that these options are non-transferable, no discount for lack of marketability was taken. The option value was discounted for risk of forfeiture during the vesting period. Options granted under the Directors' Achievement Award Program were adjusted to reflect the probability of accomplishing the target stock price objective. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value realized by the executive will be at or near the amount shown.

(D) Options granted under the Directors' Achievement Award Program. Options were for a term of 10 years, subject to earlier termination in certain events related to termination of employment, and become exercisable if, and only if, for a 30 consecutive calendar day period ending prior to December 31, 1997, the average daily price of the Company's common stock equals or exceeds a target price per share which is significantly higher than the price on the date of grant. The options vest in three equal annual installments commencing on the date such requirement is first met, but in no event sooner than the one year anniversary of the date of grant. The specific option pricing model assumptions for this grant were as follows: $43.1875 Exercise Price; 7.5% Risk-Free Interest Rate; 23.7% Stock Price Volatility; and 1.1% Dividend Yield.

(E) Options granted under the Directors' Achievement Award Program. Options were for a term of 10 years, subject to earlier termination in certain events related to termination of employment, and become exercisable if, and only if, for a 30 consecutive calendar day period ending prior to December 31, 1997, the average daily price of the Company's common stock equals or exceeds a target price per share which is significantly higher than the price on the date of grant. The options vest in three equal annual installments commencing on the date such requirement is first met, but in no event sooner than the one year anniversary of the date of grant. The specific option pricing model assumptions for this grant were as follows: $51.3125 Exercise Price; 6.4% Risk Free Interest Rate; 20.6% Stock Price Volatility; and 1.1% Dividend Yield.

(F) Options were for a term of 10 years, subject to earlier termination in certain events related to termination of employment, and vest in four equal annual installments commencing 12 months after the date of grant. The specific option pricing model assumptions for this grant were as follows: $59.0625 Exercise Price; 6.3% Risk Free Interest Rate; 20.5% Stock Price Volatility; and 1.1% Dividend Yield.

OPTION/SAR EXERCISES AND HOLDINGS

  The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                               OPTION/SAR VALUE

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES                   OPTIONS/SARS        IN-THE-MONEY OPTIONS/SARS
                         ACQUIRED ON  VALUE    AT FISCAL YEAR END (#)   AT FISCAL YEAR END ($)(A)
                          EXERCISE   REALISED ------------------------- -------------------------
          NAME               (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
L. G. McCraw ...........       0         0      151,102      174,118     2,723,969    2,298,850
H. K. Coble.............       0         0       47,305       86,268       628,099    1,047,673
D. L. Blankenship.......       0         0       13,072       54,148       150,254      552,166
J. O. Rollans...........       0         0       30,295       75,995       442,820      790,410
P. J. Trimble...........       0         0       10,520       37,715       140,952      406,412

--------
(A) Market value of underlying securities at fiscal year-end, minus the grant price.

LONG-TERM AWARDS

  The following table provides information with respect to the Named Executive Officers concerning cash-incentive awards made during fiscal 1995 under the Company's long-term incentive programs.

  Long-Term Incentive Awards. Each award under the Company's Long-Term Incentive Award Program represents the right to receive an amount in cash if, and only if, consolidated earnings before interest and taxes ("EBIT") of the Company's principal operating subsidiary, Fluor Daniel, Inc., for the three year period ending October 31, 1998, achieves certain levels which have been set by the Organization and Compensation Committee. Mr. Blankenship's award is payable if certain thresholds are met based on consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") of A. T. Massey rather than Fluor Daniel EBIT. If EBIT falls below the threshold amount, no award is payable. If EBIT falls between the threshold amount and the target amount or between the target amount and the maximum amount then the amount of the award is prorated accordingly. If EBIT is above the maximum amount, no additional award is payable. Payments made under the Long-Term Incentive Program are reported in the Summary Compensation Table in the year of payout, if any.

  Directors' Achievement Awards. Cash awards under the Directors' Achievement Award Program represent the right to receive an amount of cash if, and only if, consolidated net earnings of the Company for any of the four fiscal years beginning with the year in which the grant is made achieve either of two target amounts which have been set by the Organization and Compensation Committee. If consolidated net earnings for each year during the period falls below the lower of the target amounts, no award is payable. If consolidated net earnings for any year during the period are above the higher of the target amounts, the maximum award is payable. If the higher net earnings amount is not achieved during the period but the lower amount is achieved, then one half of the maximum award is payable. Payments made under the Directors' Achievement Award Program are reported in the Summary Compensation Table in the year of payout, if any.

            LONG-TERM INCENTIVE PROGRAM-AWARDS IN LAST FISCAL YEAR

                                                      ESTIMATED FUTURE PAYOUTS
                                                          UNDER NON-STOCK
                                     PERFORMANCE OR     PRICE BASED PLANS($)
                                      OTHER PERIOD   ---------------------------
                                    UNTIL MATURATION           MIDDLE
               NAME                    OR PAYOUT     THRESHOLD TARGET   MAXIMUM
               ----                 ---------------- --------- ------- ---------
L. G. McCraw.......................    3 years(A)       60,000 240,000   480,000
                                       4 years(B)    1,205,000    N.A. 2,410,000
H. K. Coble........................    3 years(A)       25,700 102,800   205,500
                                       4 years(B)      642,650    N.A. 1,285,300
D. L. Blankenship..................    3 years(A)       22,100  88,200   176,400
                                       4 years(B)      500,000    N.A. 1,000,000
J. O. Rollans......................    3 years(A)       16,900  67,400   134,700
                                       4 years(B)      500,000    N.A. 1,000,000
P. J. Trimble......................    3 years(A)       17,900  71,400   142,800
                                       4 years(B)      333,500    N.A.   667,000

--------
(A) This award was made pursuant to the Long Term Incentive Award Program.
(B) This award was made pursuant to the Directors' Achievement Award Program.

PENSION PLANS

  The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age under the A.T. Massey Coal Company, Inc. Defined Benefit Pension Plan (the "A.T. Massey Pension Plan"), as well as a non-qualified supplemental pension that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with A.T. Massey and its subsidiaries. Mr. Blankenship is the only Named Executive Officer participating in the A.T. Massey Pension Plan.

  A participant's remuneration covered by the A.T. Massey Pension Plan is their average base salary and bonus (as reported in the Summary Compensation Table) for the five of the last ten calendar plan years of the participant's career for which such average is the highest or, in the case of a participant who has been employed for less than five full calendar years, the period of their employment with A.T. Massey and its subsidiaries. As of the end of the last calendar year, Mr. Blankenship's covered compensation under the A.T. Massey Pension Plan was $150,000 and he has been credited with thirteen years of service. Benefits shown are computed as a straight line annuity beginning at age 65 with no deduction for Social Security or other offset amounts.

                              PENSION PLAN TABLE

                               YEARS OF SERVICE

REMUNERATION     10         15         20         25         30      35 OR MORE
------------   -------   --------   --------   --------   --------   ----------
    $125,000   $18,750   $ 28,125   $ 37,500   $ 46,875   $ 56,250    $ 65,625
    $150,000   $22,500   $ 33,750   $ 45,000   $ 56,250   $ 67,500    $ 78,750
    $175,000   $26,250   $ 39,375   $ 52,500   $ 65,625   $ 78,750    $ 91,875
    $200,000   $30,000   $ 45,000   $ 60,000   $ 75,000   $ 90,000    $105,000
    $225,000   $33,750   $ 50,625   $ 67,500   $ 84,375   $101,250    $118,125
    $250,000   $37,500   $ 56,250   $ 75,000   $ 93,750   $112,500    $131,250
    $300,000   $45,000   $ 67,500   $ 90,000   $112,500   $135,000    $157,500
    $400,000   $60,000   $ 90,000   $120,000   $150,000   $180,000    $210,000
    $450,000   $67,500   $101,250   $135,000   $168,750   $202,500    $236,250
    $500,000   $75,000   $112,500   $150,000   $187,500   $225,000    $262,500

PERFORMANCE GRAPH


                           [PERFORMANCE GRAPH HERE]

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                           Among Fluor Corporation,
                    S&P 500 and DJ Heavy Construction Group

                                 1990      1991      1992      1993      1994      1995
----------------------------------------------------------------------------------------
  Fluor Corporation(/1/)(/2/)    100.0    141.97    140.21    129.51    159.06    183.77
----------------------------------------------------------------------------------------
  S&P 500                        100.0    133.50    146.79    168.72    175.25    221.44
----------------------------------------------------------------------------------------
  DJ Heavy Construction Group    100.0    134.99    140.79    139.93    174.28    136.61
----------------------------------------------------------------------------------------

(/1/) The above graph compares the performance of Fluor Corporation with that of the S&P 500 Composite Index and the Dow Jones Heavy Construction Industry Group Index, which is a published industry index.

(/2/) The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on October 31, 1990 in each of Fluor Corporation, the S&P 500 Composite Group and the Dow Jones Heavy Construction Industry Group, with investment weighted on the basis of market capitalization.

CHANGE OF CONTROL PROVISIONS IN CERTAIN PLANS

  Under the Company's "Stock Plans," which provide for stock options, restricted stock and SARs, restrictions on exercisability and transferability which are premised on continued service with the Company or its subsidiaries lapse if the holder's employment is terminated for any reason within two years following a change of control of the Company. A change of control of the Company shall be deemed to have occurred if (1) a third person, including a "group," as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company or (2) as a result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

DIRECTORS' FEES

  Nine of the eleven present directors are not salaried employees of the Company or its subsidiaries. For their services, those directors are paid a retainer at the annual rate of $30,000 or, in the case of Chairpersons of Board Committees, $34,000, plus a fee of $2,000 per day for each day upon which one or more Board or Board

Committee meetings are attended. Each such director also receives a $2,000 annual California tax allowance. Salaried employees receive no additional compensation for their services as directors. Directors are permitted to defer receipt of directors' fees until their retirement or other termination of status as a director. Deferred amounts (at the election of the director) either accrue interest at rates fixed from time to time by the Executive Committee or are valued as if having been invested in Common Stock of the Company. In calendar 1995, Carroll A. Campbell, Jr., Peter J. Fluor, David P. Gardner, William R. Grant, Robert V. Lindsay and Vilma S. Martinez chose to defer all of their directors' fees and each elected the Common Stock valuation method. Martha R. Seger chose to defer 50% of her retainer fees.

  Under the Company's Retirement Plan for Outside Directors, those directors who have not previously served in the management of the Company or a subsidiary and who have served as a director for at least six years are entitled to annual retirement payments in an amount equal to their retainer at retirement. Payments continue for the life of the director but do not exceed the number of years of the director's prior board service.

  Directors who are not, and have never been, employees of the Company or its subsidiaries are eligible to receive 1,000 shares of Restricted Common Stock and related restricted cash units when they become Directors, under the Stock Plan for Non-Employee Directors (the "Director Stock Plan"). The Director Stock Plan was approved by the stockholders of the Company at the 1995 Annual Meeting on March 14, 1995. Under the Director Stock Plan, 1,000 shares of restricted stock were granted on the date of such approval to each of Carroll
A. Campbell, Jr., Peter J. Fluor, David P. Gardner, William R. Grant, Bobby R. Inman, Robert V. Lindsay, Vilma S. Martinez and Martha R. Seger. Each of such directors received 1,000 restricted units payable in cash to assist in satisfying income tax liabilities. Restrictions on the sale or transfer of such restricted shares lapsed 20% on the date of grant and will lapse in four equal increments on each of the four succeeding anniversaries of the award date. For non-employee directors appointed in the future, the award will be made on a date determined by the Committee following such appointment, and restrictions will lapse on 20% of the shares on March 14 next following the date of the initial award. Restrictions will lapse on the balance of the shares in four equal increments on each succeeding March 14. The value of 1,000 shares of stock on March 14, 1995, was $47,688. This does not take into account the diminution in value attributable to the restrictions on such stock under the Director Stock Plan.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

                                  PROPOSAL 2

  The Board has appointed the firm of Ernst & Young LLP, which firm was engaged as independent auditors for the fiscal year ended October 31, 1995, to audit the financial statements of the Company for the fiscal year ending October 31, 1996. A proposal to ratify this appointment is being presented to the stockholders at the annual meeting. A representative of Ernst & Young LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

                  APPROVAL OF 1996 FLUOR EXECUTIVE STOCK PLAN

                                  PROPOSAL 3

  The Board has adopted, subject to approval by the stockholders of the Company, a stock incentive plan entitled the 1996 Fluor Executive Stock Plan (the "Stock Plan"), the full text of which is set forth in Exhibit A hereto. The Stock Plan will become effective upon its approval by the stockholders.

  The Stock Plan replaces the 1988 Fluor Executive Stock Plan (the "1988 Plan"), which was adopted with stockholder approval in 1989. Like the 1988 Plan, the Stock Plan is intended to constitute a key element of the

Company's long-term incentive program which is designed to attract, retain and motivate key employees of the Company and to align key employee and stockholder interests.

  As a result of the prior grant of stock options and restricted stock under the 1988 Plan, the number of shares available as of December 31, 1995, for grant of stock options or restricted stock awards was 109,608 shares. The Board of Directors, and the Organization and Compensation Committee, has determined that this amount is insufficient to continue to meet the Company's needs under its long-term incentive program. As a result, the Board proposes that the stockholders approve the Stock Plan, which makes available an additional 4,000,000 shares for the exercise of options or the award of restricted stock.

  The Stock Plan allows grants of stock options, awards of restricted stock and stock payments. The number of shares of stock which may be issued under the Stock Plan may not exceed 4,000,000 shares of Common Stock plus that number of the 4,784,042 shares of Common Stock outstanding or reserved for issuance as of December 31, 1995, as stock options, restricted stock awards or rights with respect to shares under previously approved Company stock plans which subsequently expire or are otherwise terminated. The foregoing amounts are subject to customary anti-dilution provisions for stock splits, stock dividends, and other capital changes. The Stock Plan is administered by the Organization and Compensation Committee of the Board (the "Committee"), no member of which is eligible to participate in the Stock Plan. Those employees eligible to participate are Company or subsidiary officers or other members of the Executive Management Team of the Company (currently a group of approximately 800 employees). The Committee has sole discretion to determine from among eligible employees those to whom, and the time or times at which, grants or awards are made, the number of shares of stock subject to each grant or award and the period for the exercise of options.

  The average per share market value of the Company Common Stock on January 16, 1996, on The New York Stock Exchange was $62.875. Grants or awards must be made within ten years from the effective date of the Stock Plan and the period for the exercise of each option cannot exceed ten years from the date of grant. The change of control provisions of the Stock Plan are the same as those set forth in the section entitled "Change of Control Provisions in Certain Plans", located at page 14 hereof.

  The Stock Plan may be amended from time to time by the Board of Directors except that no amendment to increase the total number of shares of Common Stock subject to the Stock Plan by more than 10%, to materially increase the benefits accruing to participants under the Stock Plan, to withdraw Stock Plan administration from the Committee, or to permit any person while a member of the Committee to receive grants or awards under the Stock Plan, may be adopted without the approval of the stockholders of the Company.

STOCK OPTIONS

  Under the Stock Plan, the Committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of Common Stock from the Company. The Stock Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. No one individual may receive in any year stock options to purchase more than five percent (5%) of the total shares authorized under the Stock Plan. The purchase price for any stock option may not be less than the fair market value of the shares subject to the option on the date of grant. The Committee may not accelerate the exercisability of any option or determine to cancel stock options in order to make a participant eligible for the grant of an option at a lower price.

  The option price may be paid in cash or by delivery of shares of Common Stock valued at their fair market value at the time of purchase or any combination of cash and Common Stock.

  Except as otherwise determined by the Committee in its sole discretion at the time of grant, no option may be exercised unless and until the holder has remained in the employ of the Company or its subsidiaries for one year from the date of grant, except in the case of death, retirement or disability as described below. No option will be transferable by a holder other than by will or the laws of descent and distribution, and during the lifetime of a holder, the option will be exercisable only by the holder. In the event of termination of employment, other than by death, retirement or disability, of a holder whose option has been in effect one year, the holder will have three months after such termination within which to exercise the option to the extent it was exercisable at the date of such termination. The option of a holder who dies, retires or becomes permanently and totally disabled before it has been in effect for one year becomes fully exercisable on the date of death, retirement or disability. Upon termination of employment of a holder by reason of retirement, death or permanent and total disability, the holder's option remains exercisable for three years thereafter to the extent it was exercisable on the date of such termination.

RESTRICTED STOCK

  Restricted stock consists of the transfer by the Company to an eligible employee of one or more shares of Common Stock which are subject to restrictions on their sale or other transfer by the employee. The specific nature of the restrictions and the circumstances of their lapse will be determined by the Committee at the time of grant. Subject to the specified restrictions and the other requirements of the Stock Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to those shares. Moreover, no eligible employee may be awarded restricted stock during any fiscal year unless, for the preceding fiscal year, average return on equity to Fluor's common stockholders exceeded the yield for ten-year U.S. Treasury notes by more than three percent. The Committee is authorized to establish award grade levels and to determine the number of shares which may be annually awarded to the participants in each grade level if the return on equity requirement is met. The maximum number of shares which may be awarded annually to any participant is 15,000. The Committee has the discretion to award any employee less than the number of shares applicable to his or her assigned award grade level.

STOCK PAYMENTS

  The Stock Plan confers on the Committee the discretion to approve payment in the form of Common Stock in an amount based on its then fair market value for all or any portion of the cash compensation (other than base salary) that would otherwise be payable to an employee.

FEDERAL INCOME TAX CONSEQUENCES

  Under existing federal income tax provisions, an employee who receives a stock option or shares of restricted stock under the Stock Plan which are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Internal Revenue Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year of the grant or award.

  When a non-qualified stock option granted pursuant to the Stock Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of shares of the Common Stock on the exercise date, and the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

  Options which qualify as incentive stock options are entitled to special tax treatment. If shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the issue of the shares to the optionee upon exercise of the incentive option, whichever is longer, then (i) no income will be recognized to the optionee upon the exercise of the option; (ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares; (iii) the optionee's basis in the shares purchased will be equal to the amount paid for such shares; and the Company will not be entitled to a federal income tax deduction in connection with the exercise of the option. In addition, incentive stock options exercised more than three months after termination of employment, other than by reason of death, are treated as non-qualified options.

  If the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee's basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

  If the exercise price of an option is paid by surrender of previously owned shares, the basis of the previously owned shares of Common Stock is generally carried over to some of the newly issued shares. If, however, the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

  The difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will generally be included in income for alternative minimum tax purposes at the time of exercise. The amount of such inclusion may be reduced, however, if the optionee disposes of the shares in the year of exercise for an amount which is less than the fair market value of the shares at the time of exercise.

  An employee who receives restricted stock subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Internal Revenue Code) will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares become transferable or are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) over their purchase price, if any, on the date of grant.

  Upon accelerated exercisability of options and accelerated lapsing of restrictions upon restricted stock in connection with a change of control of the Company, certain amounts associated with such awards could, depending upon the individual circumstances of the recipient participant, constitute "excess parachute payments" under the golden parachute provisions of the Internal Revenue Code. Pursuant to these provisions a participant will be subject to a 20% excise tax on any excess parachute payment and the Company will be denied any deduction with respect to such excess parachute payment. The limit on the deductibility of compensation under Section 162(m) of the Internal Revenue Code is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the awards accelerated and the past compensation of the participant.

  Taxable compensation earned by an employee in respect of stock options or restricted stock under the Stock Plan is intended to constitute qualified "performance-based compensation" and the Company should therefore be entitled to a deduction for compensation paid in the same amount as income is realized by the employee without any reduction under the limitations on the deduction of compensation paid to certain named executive officers which are set forth in Section 162(m) of the Internal Revenue Code.

MANAGEMENT RECOMMENDATION

  By affording key management employees of the Company and its subsidiaries an opportunity to acquire or increase their proprietary interest in the Company and by thus encouraging such employees to become owners of the Company's Common Stock, the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends. For this reason, the management of the Company recommends that the Company's stockholders vote FOR approval of the Stock Plan.

  The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan set forth in Exhibit A.

             APPROVAL OF EXECUTIVE COMPENSATION PERFORMANCE GOALS

                                  PROPOSAL 4

  Under the Internal Revenue Code, restrictions apply to the deductibility of executive compensation paid by public companies. Under these restrictions, the Company is not able to deduct compensation paid to each of its five Named Executive Officers in excess of $1,000,000 unless the compensation meets the definition of "performance-based compensation" set forth in the Internal Revenue Code. Non-deductibility would result in additional tax costs to the Company and its shareholders. The stockholder approval requested by this proposal will assist in enabling awards made under the Company's Executive Incentive Compensation Plan, as amended and restated effective November 1, 1995 (the "Incentive Plan"), and under the Directors' Achievement Award Program, to meet the requirements to qualify as "performance-based compensation", thereby enabling the Company to achieve maximum tax deductibility of such compensation costs.

EXECUTIVE INCENTIVE COMPENSATION PLAN

  Under the Incentive Plan, a minimum rate of return on average stockholders' equity must be achieved before bonuses can be paid and further limits are placed on the maximum amount of earnings that can be paid out as bonuses. Bonuses may not be paid unless net earnings, excluding extraordinary, unusual or infrequently occurring items, exceed a return on average stockholders' equity calculated on the basis of the average yield for the year of one year United States Treasury Bills. Further, the total amount of bonuses paid together with accruals for the year under the Company's long-term incentive program, may not exceed either (a) 20% of pre-tax earnings (excluding extraordinary, unusual or infrequently occurring items and the award fund itself) or (b) 10% of average stockholders' equity. The plan covers approximately 800 management employees, including all Named Executive Officers other than Mr. Blankenship. The target amount payable out of the fund to each executive is based upon a combination of various Company performance criteria, and upon individual performance. The bonus award for the CEO and the other Named Executive Officers is determined by the Organization and Compensation Committee based on the performance goals discussed below and the bonus award of each other executive officer is reviewed and approved by the Committee.

  To qualify as "performance-based compensation", the tax rules require, for performance plans involving cash awards, that the performance goals under which the compensation is to be paid be disclosed to, and approved by, the Company's stockholders. Accordingly, approval of the following eligibility criteria and performance goals for awards made to the CEO and certain executive officers to be named by the Committee ("Designated Executives") under the Incentive Plan is hereby requested:

  For Designated Executives the amount of such executive's Incentive Compensation Award to be payable out of the Fund for each fiscal year, shall not exceed an amount determined by reference to objective tests based on (a) one or more of the following financial objectives: growth in earnings per share of the Company, growth in stockholder value relative to the two year moving average of the S&P 500 Index, growth in stockholder value relative to the two year moving average of the Dow Jones Heavy Construction Index, revenue growth, growth in earnings (before interest and taxes), improvement in the Company's credit rating and growth in contract backlog; and (b) one or more of the following non-financial objectives: strategic plan development and implementation, succession plan development and implementation, retention of executive talent, improvement in workforce diversity and improvement in safety records. Any of the foregoing may be measured either in absolute terms, as compared to another company or companies or as compared to a prior period or periods. The performance objectives for the fiscal year and directly related payment schedules for each Designated Executive shall be established not later than ninety (90) days after the beginning of such fiscal year by the Organization and Compensation Committee of Fluor (the "Committee"). The Committee may, in its discretion, elect to award a Designated Executive less than the amount determined in accordance with the payment schedule.

  The maximum amount of an Incentive Compensation Award to any Designated Executive for any fiscal year shall not exceed $2,000,000. This maximum amount may not be increased without stockholder approval if failure to obtain such approval could result in future Incentive Compensation Awards not being tax deductible to the Company.

  Designated Executives shall mean the Chairman and Chief Executive Officer of the Company and such other executive officers of the Company as may from time to time be so designated by the Committee.

  The full text of the Incentive Plan is set forth in Exhibit B attached hereto.

DIRECTORS' ACHIEVEMENT AWARD PROGRAM.

  Stockholder approval is also requested of the following performance goals under the Directors' Achievement Award Program:

  These awards may be made to employees who are members of the Company's Leadership Team as determined from time to time by the CEO of the Company. Each award represents the right to receive cash compensation if certain earnings levels are attained over an extended period. The Committee will establish the specific earnings level or levels (which may be characterized either in terms of net earnings or earnings excluding certain items such as interest, taxes, depreciation or amortization) which must be attained within a specified period in order for such award (or portion thereof) to become earned by the grantee and payable by the Company; and establish a graded series of award levels which will designate the amount to be paid to grantees at each such level if the earnings level is achieved during the specified period, and assign an award grade level for each grantee. If the earnings level is not achieved during the specified period, no award will be payable to the grantee. Grantees forfeit their right to awards if their employment terminates during the specified period of earnings measurement, other than by reason of death, retirement at the initiation of the Company or permanent and total disability, and other than where such termination occurs within two years after a Change of Control of the Company (as defined in the plan). In such events, the award is still payable if the earnings levels are attained, except that in the event of retirement at the initiation of the Company, any award will be adjusted proportionately based on the period of employment during the specified period of earnings measurement. In the event of an increase in a grantee's responsibilities subsequent to the date of the award, the Committee may, in its discretion, make an additional award to a grantee. In the event of a reduction in a grantee's responsibilities subsequent to the grant of an award, the Committee will have discretion at any time prior to the earning of the award to reduce such grantee's assigned award grade level or to discontinue such grantee's further participation in such award. In the event of any such reduction or discontinuance, the amount of the eligible employee's award will be adjusted proportionately based on the number of months during the specified period that the employee is assigned by the Committee to each of the various award levels, and to reflect the portion of the specified period that the grantee's participation in the award has been discontinued. The maximum amount of any award shall be $2,500,000.

  The full text of the Directors' Achievement Award Program is set forth in Exhibit C attached hereto.

                                OTHER BUSINESS

  The Company does not intend to present any other business for action at the meeting and does not know of any other business intended to be presented by others.

  The Company's Bylaws require that, for other business to be properly brought before an annual meeting by a stockholder, the Company must have received written notice thereof not less than 30 nor more than 60 days prior to the annual meeting (or not later than 10 days after public disclosure of the annual meeting). The Notice must set forth (a) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business, (b) the stockholder's name and address, and the number of shares of Common Stock beneficially owned by the stockholder, and
(c) any material interest of the stockholder in such business.

                STOCKHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

  Any proposal of a stockholder intended to be presented at the Company's 1997 annual meeting of stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than October 15, 1996.

                                         /s/ P. J. TRIMBLE
                                         ---------------------------------------
                                             P. J. TRIMBLE
                                         Senior Vice President-Law and Secretary


February 12, 1996
Irvine, California

                                   EXHIBIT A

                        1996 FLUOR EXECUTIVE STOCK PLAN

                                   ARTICLE I

                                  DEFINITIONS

SEC. 1.1 DEFINITIONS

  As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

    (a) "Award" shall mean an award of Restricted Stock pursuant to the provisions of Article VI hereof.

    (b) "Awardee" shall mean an Eligible Employee to whom Restricted Stock has been awarded hereunder.

    (c) "Board" shall mean the Board of Directors of the Company.

    (d) "Change of Control" of the Company shall be deemed to have occurred if, (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company, or (ii) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

    (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (f) "Committee" shall mean the Organization and Compensation Committee of the Board.

    (g) "Company" shall mean Fluor Corporation.

    (h) "Eligible Employee" shall mean an employee who is an officer of the Company or any Subsidiary or who is a member of the Executive Management Team of the Company and its Subsidiaries.

    (i) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    (j) "Executive Management Team" shall mean those employees who have been determined to be eligible to participate in the Fluor Corporation and Subsidiaries Executive Incentive Compensation Program or in other similar management incentive compensation programs of any Subsidiary.

    (k) "Fair Market Value" shall mean the average of the highest price and the lowest price per share at which the Stock is sold in the regular way on the New York Stock Exchange on the day an Option is granted hereunder or, in the absence of any reported sales on such day, the first preceding day on which there were such sales.

    (l) "Incentive Stock Option" shall mean an incentive stock option, as defined under Section 422 of the Code and the regulations thereunder, to purchase Stock.

    (m) "Nonqualified Stock Option" shall mean a stock option other than an Incentive Stock Option to purchase Stock.

    (n) "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article V hereof and refers to both Incentive Stock Options and Nonqualified Stock Options.

    (o) "Optionee" shall mean an Eligible Employee to whom an Option has been granted hereunder.

    (p) "Plan" shall mean the 1996 Fluor Executive Stock Plan, the current terms of which are set forth herein.

    (q) "Prior Plans" shall mean the 1971 Fluor Stock Option Plan, the 1977 Fluor Executive Stock Plan, the 1981 Fluor Executive Stock Plan, the 1982 Fluor Executive Stock Option Plan and the 1988 Fluor Executive Stock Plan.

    (r) "Restricted Stock" shall mean Stock that may be awarded to an Eligible Employee by the Committee pursuant to Article VI hereof, which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achievement of preestablished performance objectives.

    (s) "Return on Average Shareholders' Equity" shall mean, for any fiscal year, the percentage amount reported as "Return on Average Shareholders Equity" in the "Highlights" section of the Company's Annual Report to Stockholders for such fiscal year.

    (t) "Restricted Stock Agreement" shall mean the agreement between the Company and the Awardee with respect to Restricted Stock awarded hereunder.

    (u) "Stock" shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

    (v) "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.

    (w) "Stock Payment" shall mean a payment in shares of Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to any Eligible Employee of the Company.

    (x) "Subsidiary" shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company or any partnership or joint venture in which either the Company or such a corporation is at least a twenty percent (20%) equity participant.

    (y) "Ten Year Treasury Yield" shall mean, for any fiscal period, the daily average percent per annum yield for U.S. Government Securities--10 year Treasury constant maturities, as published in the Federal Reserve statistical release or any successor publication.

                                  ARTICLE II

                                    GENERAL

SEC. 2.1 NAME

  This Plan shall be known as the "1996 Fluor Executive Stock Plan".

SEC. 2.2 PURPOSE

  The purpose of the Plan is to advance the interests of the Company and its stockholders by affording to Eligible Employees of the Company and its Subsidiaries an opportunity to acquire or increase their proprietary interest in the Company by the grant to such employees of Options or Awards under the terms set forth herein. By thus encouraging such employees to become owners of Company shares, the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

SEC. 2.3 EFFECTIVE DATE

  The Plan shall become effective upon its approval by the holders of a majority of the shares of Stock of the Company represented at an annual or special meeting of the stockholders of the Company.

SEC. 2.4. LIMITATIONS

  Subject to adjustment pursuant to the provisions of Section 10.1 hereof, the aggregate number of shares of Stock which may either be issued as Awards, subject to Options or issued pursuant to the exercise of Options shall not exceed the sum of (a) 4,000,000 plus (b) that number of shares represented by options, awards or rights under Prior Plans which expire or are otherwise terminated at any time after the original effective date of this Plan. Any such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

SEC. 2.5 OPTIONS AND AWARDS GRANTED UNDER PLAN

  Shares of Stock with respect to which an Option granted hereunder shall have been exercised, and shares of Stock received pursuant to a Restricted Stock Agreement executed hereunder with respect to which the restrictions provided for in Section 6.3 hereof shall have lapsed, shall not again be available for Option or Award grant hereunder. If Options granted hereunder shall expire or terminate for any reason without being wholly exercised, or if Restricted Stock is acquired by the Company pursuant to the provisions of paragraph (c) of Section 6.3 hereof, new Options or Awards may be granted hereunder covering the number of shares to which such Option expiration or termination or Restricted Stock acquisition relates.

                                  ARTICLE III

                                 PARTICIPANTS

SEC. 3.1 ELIGIBILITY

  Any Eligible Employee shall be eligible to participate in the Plan; provided, however, that no member of the Committee shall be eligible to participate while a member of the Committee. The Committee may grant Options or Awards to any Eligible Employee in accordance with such determinations as the Committee from time to time in its sole discretion shall make.

                                  ARTICLE IV

                                ADMINISTRATION

SEC. 4.1 DUTIES AND POWERS OF COMMITTEE

  The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from among Eligible Employees those to whom and the time or times at which Options or Awards may be granted, the number of shares of Stock to be subject to each Option or Award and the period for the exercise of such Option which need not be the same for each grant hereunder. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement and Restricted Stock Agreement, and to make all other determinations necessary or advisable in the administration of the Plan.

SEC. 4.2 MAJORITY RULE

  A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

SEC. 4.3 COMPANY ASSISTANCE

  The Company shall supply full and timely information to the Committee on all matters relating to eligible employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V

                                    OPTIONS

SEC. 5.1 OPTION GRANT AND AGREEMENT

  Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan. In no event shall the total number of shares of Stock subject to Options granted hereunder to any Eligible Employee in any fiscal year exceed five percent (5%) of the total number of shares authorized to be issued under the Plan on the effective date of the Plan.

SEC. 5.2 PARTICIPATION LIMITATION

  The Committee shall not grant an Incentive Stock Option to any employee for such number of shares of Stock that, immediately after the grant, the total number of shares of Stock owned or subject to Options exercisable by and/or Awards outstanding in the hands of such employee (or by such persons whose shares such employee is considered as owning pursuant to the provisions of the second succeeding sentence) exceed ten percent of the total combined voting power of all classes of stock of the Company. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option purchase price is at least 110% of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For purposes of this
Section 5.2, an employee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and the stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

SEC. 5.3 OPTION PRICE

  The purchase price of Stock under each Option will be determined by the Committee but may not be less than the Fair Market Value on the date of grant.

SEC. 5.4 OPTION PERIOD

  Each Option granted hereunder must be granted within ten years from the effective date of the Plan. The period for the exercise of each Option shall be determined by the Committee, but in no instance shall such period exceed ten years from the date of grant of the Option.

SEC. 5.5 OPTION EXERCISE

    (a) Options granted hereunder may not be exercised unless and until the Optionee shall have been or remained in the employ of the Company or its Subsidiaries for one year from and after the date such Option was granted, except as otherwise provided in Section 5.7 hereof.

    (b) Options may be exercised with respect to whole shares only, for such shares of Stock and within the period permitted for the exercise thereof as determined by the Committee, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office in the State of California, and payment in full to the Company at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised. The purchase price may be paid by the assignment and delivery to the Company of shares of Stock or a combination of cash and shares of Stock equal in value to the exercise price. Any shares assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

    (c) The Fair Market Value of the Stock at the date of grant for which any employee may exercise Incentive Stock Options in any calendar year under the Plan (or any other stock option plan of the Company adopted after December 31, 1986) may not exceed $100,000.

SEC. 5.6 NONTRANSFERABILITY OF OPTION

  No Option shall be transferred by an Optionee otherwise than by a will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA. During the lifetime of an Optionee, the Option shall be exercisable only by him.

SEC. 5.7 EFFECT OF DEATH OR OTHER TERMINATION OF EMPLOYMENT

    (a) If, prior to a date one year from the date on which an Option shall have been granted, the Optionee's employment with the Company or its Subsidiaries shall be terminated by the Company or Subsidiary with or without cause, or by the act of the Optionee, the Optionee's right to exercise such Option shall terminate and all rights thereunder shall cease; provided, however, that if the Optionee shall die, retire or become permanently and totally disabled, as determined in accordance with applicable Company personnel policies, or if the Optionee's employment with the Company or its Subsidiaries shall be terminated within two years after a Change of Control of the Company and such termination occurs prior to a date one year from the date on which an Option shall have been granted, such Option shall become exercisable in full on the date of such death, retirement, disability or termination of employment.

    (b) If, on or after one year from the date on which an Option shall have been granted, an Optionee's employment with the Company or its Subsidiaries shall be terminated for any reason other than death, retirement or permanent total disability, or within two years following a Change of Control of the Company, the Optionee shall have the right, during the period ending three months after such termination, to exercise such Option to the extent that it was exercisable at the date of such termination and shall not have been exercised, subject, however, to the provisions of
  Section 5.4 hereof.

    (c) Upon termination of an Optionee's employment with the Company or its Subsidiaries by reason of retirement or permanent total disability, as determined in accordance with applicable Company personnel policies, or within two years following a Change of Control of the Company, such Optionee shall have the right, during the period ending three years after such termination, to exercise his Option in full, without regard to any installment exercise provisions, to the extent that it shall not have been exercised, subject, however, to the provisions of Section 5.4 hereof.

    (d) If an Optionee shall die (i) while in the employ of the Company or its Subsidiaries, or (ii) within three months after termination of employment where such termination did not occur either by reason of retirement or permanent total disability or within two years following a Change of Control of the Company, or (iii) within three years after termination of employment where such termination occurred either by reason of retirement or permanent total disability or within two years following a Change of Control of the Company, the executor or administrator of the state of the decedent or the person or persons to whom an Option granted hereunder shall have been validly transferred by the executor or the administrator pursuant to a will or the laws of descent and distribution shall have the right, during the period ending three years after the date of the Optionee's death, to exercise the Optionee's Option (A) in full, without regard to any installment exercise provisions, to the extent that it shall not have been exercised, if the Optionee shall have died while in the employ of the Company or its Subsidiaries or within three years after termination of employment where such termination occurred either by reason of retirement or permanent total disability or within two years following a Change of Control of the Company, or (B), to the extent that it was exercisable at the date of the Optionee's death and shall not have been exercised, if the Optionee shall have died within three months after termination of employment where such termination did not occur by reason of either retirement or permanent total disability or within two years following a Change of Control of the Company, subject, however, to the provisions of Section 5.4 hereof.

    (e) No transfer of an Option by the Optionee by a will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

    (f) The foregoing notwithstanding, the Committee may elect, in its sole discretion, to make grants of Options which have provisions regarding the effect of death or other termination of employment which are different than those set forth in paragraphs (a) through (d) of this Section 5.7, provided that such provisions do not materially increase the benefits that would otherwise accrue to an Optionee under paragraphs (a) through (d) of this
  Section 5.7.

SEC. 5.8 RIGHTS AS STOCKHOLDER

  An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

                                  ARTICLE VI

                                    AWARDS

SEC. 6.1 AWARD GRANT AND RESTRICTED STOCK AGREEMENT

  The Committee may grant Awards of Restricted Stock to Awardees. No Awards may be made during any fiscal year unless, for the preceding fiscal year, Return on Average Shareholders' Equity exceeded the Ten Year Treasury Yield by more than three percentage points. Each Award granted hereunder must be granted within ten years from the effective date of the Plan and shall be evidenced by minutes of a meeting or the written consent of the Committee. The Committee shall from time to time establish various Award grade levels which shall set forth the maximum number of shares which may be awarded annually to each Eligible Employee in each grade level. The Committee shall have the sole discretion and authority to make an Award to an Eligible Employee of less than the maximum number of shares applicable to his assigned grade level or to make no Award at all to any such Eligible Employee. In no event shall the total number of shares of Restricted Stock awarded to an Eligible Employee in any fiscal year exceed 15,000. The Awardee shall be entitled to receive the Stock subject to such Award only if the Company and the Awardee, within 30 days after the date of the Award, enter into a written Restricted Stock Agreement dated as of the date of the Award, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

SEC. 6.2 CONSIDERATION FOR ISSUANCE

  No shares of Restricted Stock shall be issued to an Awardee hereunder unless and until the Committee shall have determined that consideration has been received by the Company, in the form of labor performed for or services actually rendered to the Company by the Awardee, having a fair value of not less than the then fair market value of a like number of shares of Stock subject to all of the herein provided conditions and restrictions applicable to Restricted Stock, but in no event less than the par value of such shares.

SEC. 6.3 RESTRICTIONS ON SALE OR OTHER TRANSFER

  Each share of Stock received pursuant to each Restricted Stock Agreement shall be subject to acquisition by Fluor Corporation, and may not be sold or otherwise transferred except pursuant to the following provisions:

    (a) The shares of Stock represented by the Restricted Stock Agreement shall be held in book entry form with the Company's transfer agent until the restrictions lapse in accordance with the conditions established by the Committee pursuant to Section 6.4 hereof, or until the shares of stock are forfeited pursuant to paragraph (c) of this Section 6.3. Notwithstanding the foregoing, the Awardee may request that, prior to the lapse of the restrictions or forfeiture of the shares, certificates evidencing such shares be issued in his name and delivered to him, and each such certificate shall bear the following legend:

      "The shares of Fluor Corporation common stock evidenced by this certificate are subject to acquisition by Fluor Corporation, and such shares may not be sold or otherwise transferred except pursuant to the provisions of the Restricted Stock Agreement by and between Fluor Corporation and the registered owner of such shares."

    (b) No such shares may be sold, transferred or otherwise alienated or hypothecated so long as such shares are subject to the restriction provided for in this Section 6.3.

    (c) Unless the Committee in its discretion determines otherwise, upon an Awardee's termination of employment for any reason, all of the Awardee's Restricted Stock remaining subject to restriction shall be acquired by the Company effective as of the date of such termination of employment. Upon the occurrence or non-occurrence of such other events as shall be determined by the Committee and specified in the Awardee's Restricted Stock Agreement relating to any such Restricted Stock, all of such Restricted Stock remaining subject to restriction shall be acquired by the Company upon the occurrence or non-occurrence of such event.

SEC. 6.4 LAPSE OF RESTRICTIONS

  The restrictions imposed upon Restricted Stock under Section 6.3 above will lapse in accordance with such conditions as are determined by the Committee and set forth in the Restricted Stock Agreement.

SEC. 6.5 RIGHTS AS STOCKHOLDER

  Subject to the provisions of Section 6.3 hereof, upon the issuance to the Awardee of Restricted Stock hereunder, the Awardee shall have all the rights of a stockholder with respect to such Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

                                  ARTICLE VII

                              STOCK CERTIFICATES

SEC. 7.1 STOCK CERTIFICATES

  The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, or received as Restricted Stock pursuant to a Restricted Stock Agreement executed hereunder, prior to fulfillment of all of the following conditions:

    (a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

    (b) the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

    (c) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

    (d) the lapse of such reasonable period of time following the exercise of the Option or the execution of the Restricted Stock Agreement as the Committee from time to time may establish for reasons of administrative convenience.

                                 ARTICLE VIII

                                 STOCK PAYMENT

SEC. 8.1 STOCK PAYMENT

  The Committee may approve payments of Stock to any Eligible Employee for all or any portion of the compensation (other than base salary) that would otherwise become payable to such Eligible Employee in cash.

                                  ARTICLE IX

                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

SEC. 9.1 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

  The Board may at any time, upon recommendation of the Committee, terminate, and may at any time from time to time and in any respect amend or modify, the Plan, provided, however, that no such action of the Board without approval of the stockholders of the Company may:

    (a) increase the total number of shares of Stock subject to the Plan by more than 10%, except as contemplated in Section 10.1 hereof;

    (b) materially increase the benefits accruing to participants under the Plan;

    (c) withdraw the administration of the Plan from the Committee; or

    (d) permit any person while a member of the Committee to receive an Option or Restricted Stock under the Plan; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Stock Option Agreement or Restricted Stock Agreement theretofore executed pursuant to the Plan without the consent of such Optionee or Awardee.

                                   ARTICLE X

                                 MISCELLANEOUS

SEC. 10.1 ADJUSTMENT PROVISIONS

    (a) Subject to Section 10.1(b) below, if the outstanding shares of Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 2.4, (ii) the number and kind of shares or other securities subject to the outstanding Options and Awards, and (iii) the price for each share or other unit of any other securities subject to outstanding Options without change in the aggregate purchase price or value as to which such Options remain exercisable.

    (b) Adjustments under Section 10.1(a) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

SEC. 10.2 CONTINUATION OF EMPLOYMENT

  Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Eligible Employee any right to continue in the employ of the Company or any Subsidiary or affect the right of the Company or any Subsidiary to terminate the employment of any Eligible Employee at any time with or without cause.

SEC. 10.3 COMPLIANCE WITH GOVERNMENT REGULATIONS

  No shares of Stock will be issued hereunder unless and until all applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies have jurisdiction and by any stock exchanges upon which the Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Stock pursuant hereto, the Company may require the employee to take any reasonable action to comply with such requirements.

SEC. 10.4 PRIVILEGES OF STOCK OWNERSHIP

  No employee and no beneficiary or other person claiming under or through such employee will have any right, title, or interest in or to any shares of Stock allocated or reserved under the Plan or subject to any Option or Award except as to such shares of Stock, if any, that have been issued to such employee.

SEC. 10.5 WITHHOLDING

  The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Option or Award. The Company may require the employee to satisfy any relevant tax requirements before authorizing any issuance of Stock to the employee. Such settlement may be made in cash or Stock.

SEC. 10.6 NONTRANSFERABILITY

  An Option or Award may be exercised during the life of the employee solely by the employee or the employee's duly appointed guardian or personal representative. No Option or Award and no other right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature.

SEC. 10.7 OTHER COMPENSATION PLANS

  The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.

SEC. 10.8 PLAN BINDING ON SUCCESSORS

  The Plan shall be binding upon the successors and assigns of the Company.

SEC. 10.9 SINGULAR, PLURAL; GENDER

  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

SEC. 10.10 HEADINGS, ETC., NO PART OF PLAN

  Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

                                   EXHIBIT B

                               FLUOR CORPORATION
                     EXECUTIVE INCENTIVE COMPENSATION PLAN
                             AMENDED AND RESTATED
                          EFFECTIVE NOVEMBER 1, 1995

I. OBJECTIVE

  It is the policy of Fluor Corporation ("Fluor") and its subsidiaries (collectively the "Company") to provide its officers and key employees with salary and incentive bonus award opportunities equal to or greater than the average cash payments established with respect to comparable positions within its industry. Management salaries are established and maintained under a formal Company program of salary administration. This plan is intended to provide true performance based incentive bonus awards for those officers and key employees of the Company who can directly and significantly influence its profits.

II. ELIGIBILITY

  Those officers and key employees of the Company approved in writing by the Executive Compensation Committee of Fluor shall be participants in this Plan.

III. INCENTIVE COMPENSATION FUND (THE "FUND")

  The fund shall be established as provided herein with reference to the consolidated net earnings of the Company for a fiscal year period. However, the period of service of each participant for which individual Incentive Compensation awards are payable shall be the calendar year within which the applicable fiscal year ends.
A. Prior to the end of each fiscal year:

  1. The Chairman of the Board of Fluor (the "Chairman") shall establish an interim provisional Fund for such fiscal year in an amount not to exceed twenty percent of the amount by which (a) estimated consolidated net earnings of the Company for such fiscal year before deducting taxes and the fund, and excluding amounts connected with extraordinary, unusual or infrequently occurring events and transactions for such fiscal year, exceed (b) ten percent of the average estimated consolidated shareholders' equity of the Company and the Chairman shall notify the Senior Vice President and Chief Financial Officer of Fluor (the "Chief Financial Officer") of the amount of said interim provisional Fund.

  2. The Chief Financial Officer shall make a test calculation to determine whether the estimated consolidated net earnings of the Company for such fiscal year after taxes and said interim provisional Fund are not less than a return on average estimated consolidated shareholders' equity of the Company for such fiscal year calculated on the basis of the average yield for such fiscal year of one-year United States Treasury Bills.

  3. The Chief Financial Officer shall confirm to the Chairman that the interim provisional Fund will result in at least the aforesaid return on consolidated shareholders' equity or inform the Chairman of the least amount (the "adjusted interim provisional Fund") which will result in the aforesaid return on consolidated shareholders' equity. Once the interim provisional fund or the adjusted interim provisional fund, as applicable, has been determined, then the final provisional Fund or the final adjusted Provisional Fund as applicable, shall be determined by subtracting from the interim amount, the amount of all expense accruals to be made during such year by the Company for cash-based incentive awards under the Company's Special Executive Incentive Plan, the 1988 Executive Stock Plan or any successor stock appreciation rights plans, and the Directors' Achievement Award Program.

  4. The Chief Financial Officer shall cause the consolidated financial statement provision for the Fund for such fiscal year to be adjusted to an amount equal to the final provisional Fund, or adjusted final provisional Fund, as appropriate.

B. After the close of each fiscal year:

  1. The Chairman shall establish a preliminary final Fund for such fiscal year under the principles set forth above but on the basis of audited consolidated financial statement information for such fiscal year, and the Chairman shall notify the Chief Financial Officer of the amount of the preliminary final Fund.

  2. The Chief Financial Officer shall make a test calculation under the principles set forth above but on the basis of audited consolidated financial statement information for such fiscal year.

  3. The Chief Financial Officer shall notify the Chairman of the amount of the preliminary final Fund, adjusted as required by the test calculation.

Upon approval of the Board of Directors of Fluor (the "Board"), the preliminary final Fund as so determined shall become the final Fund for such fiscal year.

IV. DETERMINATION OF AWARD AMOUNTS

  For Designated Executives (as defined below) the amount of each such executive's Incentive Compensation Award to be payable out of the Fund for each fiscal year, shall not exceed an amount determined by reference to objective tests based on (a) one or more of the following financial objectives: growth in earnings per share of the Company, growth in stockholder value relative to the two year moving average of the S&P 500 Index, growth in stockholder value relative to the two year moving average of the Dow Jones Heavy Construction Index, revenue growth, growth in earnings (before interest and taxes), improvement in the Company's credit rating and growth in contract backlog; and (b) one or more of the following non-financial objectives: strategic plan development and implementation, succession plan development and implementation, retention of executive talent, improvement in workforce diversity and improvement in safety records. Any of the foregoing may be measured either in absolute terms, as compared to another company or companies or as compared to a prior period or periods. Use of any other criterion will require ratification by the shareholders of the Company if failure to obtain approval for the fiscal year would jeopardize the tax deductibility of future Incentive Compensation Awards. The performance objectives for the fiscal year and directly related payment schedules for each Designated Executive shall be established not later than 90 days after the beginning of such fiscal year by the Organization and Compensation Committee of Fluor (the "Committee"). The Committee may, in its discretion, elect to award a Designated Executive less than the amount determined in accordance with the payment schedule.

  The maximum amount of Incentive Compensation Award to any Designated Executive for any fiscal year shall not exceed $2,000,000. This maximum amount may not be increased without stockholder approval if failure to obtain such approval could result in future Incentive Compensation Awards not being tax deductible to the Company.

  "Designated Executives" shall mean the Chairman and Chief Executive Officer of the Company and such other executive officers of the Company as may from time to time be so designated by the Committee.

  The determination of the portion of the Fund for each fiscal year applicable to Fluor and to each of its subsidiaries and the amount of Incentive Compensation award to each participant for the calendar year within which such fiscal year ends shall be reviewed and recommended by the Executive Compensation Committee of Fluor to:

  1. The Organization and Compensation Committee of Fluor's Board with respect to executive officers of Fluor (other than the Designated Executives).

  2. Fluor's Board with respect to all other participants in the Plan who are not executive officers of Fluor.

  Awards with respect to the executive officers of Fluor (other than the Designated Executives) are recommended to Fluor's Board by the Organization and Compensation Committee. Final approval of the amount of the Fund for each fiscal year and the amount of the award to each participant (other than the Designated Executives) shall be by Fluor's Board.

V. DISTRIBUTION

  Subject to the deferral provisions of the Fluor Corporation and Subsidiaries Executive Deferred Compensation Program, the Incentive Compensation awards for each calendar year shall be paid either in cash to participants on or before the 31st day of January of the following calendar year or in stock units granted under the terms of the 1982 Fluor Shadow Stock Plan, all as determined by resolution of the Board.

                                   EXHIBIT C

                     DIRECTORS' ACHIEVEMENT AWARD PROGRAM
                        ADOPTED AS OF DECEMBER 6, 1994

                                   ARTICLE I

                                  DEFINITIONS

SEC. 1.1 DEFINITIONS

  As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

    (a) "Awards" shall mean amounts awarded pursuant to Article V hereof.

    (b) "Board" shall mean the Board of Directors of the Company.

    (c) "Change of Control" of the Company shall be deemed to have occurred if, (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

    (d) "Committee" shall mean the Organization and Compensation Committee of the Board.

    (e) "Company" shall mean Fluor Corporation.

    (f) "Eligible Employee" shall mean an employee who is a member of the Company's leadership team as determined from time to time by the Chief Executive Officer of the Company.

    (g) "Grantee" shall mean an Eligible Employee to whom Awards have been granted hereunder.

    (h) "Incentive Plan" shall mean the Fluor Special Executive Incentive
  Plan.

    (i) "Plan" shall mean the Directors' Achievement Award Program, the terms of which are set forth herein.

    (j) "Subsidiary" shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company.

    (k) "Stock Plan" shall mean the 1988 Executive Stock Plan and any successor stock plan which is adopted by the Board and approved by a vote of shareholders of the Company.

                                  ARTICLE II

                                   THE PLAN

SEC. 2.1 NAME

  This plan shall be known as the "Directors' Achievement Award Program."

SEC. 2.2 PURPOSE

  The purpose of the Plan is to advance the interests of the Company and its shareholders by providing Eligible Employees who can directly and significantly influence the profits of the Company and therefore the market value of its Stock with a form of cash incentive compensation ("Awards") which becomes payable upon the attainment of specified performance objectives. As part of the program, Eligible Employees may also be granted shares of restricted stock under the Stock Plan, related restricted units under the Incentive Plan, and stock options under the Stock Plan, all on such terms and conditions as the Committee shall determine.

SEC. 2.3 EFFECTIVE DATE AND DURATION

  The Plan shall become effective as of December 6, 1994. The Awards granted hereunder must be awarded on or before October 31, 2000.

                                  ARTICLE III

                                 PARTICIPANTS

SEC. 3.1 ELIGIBILITY

  Any Eligible Employee of the Company or its Subsidiaries shall be eligible to participate in the Plan; provided, however, that no member of the Committee shall be eligible to participate.

                                  ARTICLE IV

                                ADMINISTRATION

SEC. 4.1 DUTIES AND POWERS OF COMMITTEE

  The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from among Eligible Employees those to whom and the time or times at which Awards may be granted, the amount of such Awards and the terms and conditions upon which such Awards shall become earned and payable. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan.

SEC. 4.2 MAJORITY RULE

  A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

SEC. 4.3 COMPANY ASSISTANCE

  The Company shall supply full and timely information to the Committee on all matters relating to Eligible Employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V

                                    AWARDS

SEC. 5.1 AWARD GRANT AND AGREEMENT

  Each Award to be made hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Agreement dated as of the date of grant and executed by the Company and the Grantee which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

SEC. 5.2 DETERMINATION OF AWARDS

  In advance of the granting each Award hereunder the Committee shall:

    (a) Establish the specific earnings level or levels (which may be characterized either in terms of net earnings or earnings excluding certain items such as interest, taxes, depreciation or amortization) which must be attained within a specified period in order for such Award (or portion thereof) to become earned by the Grantee and payable by the Company; and

    (b) Establish a graded series of Award levels which shall designate the amount to be paid to Grantees at each such level if the earnings level is achieved during the specific period, and assign an Award grade level for each Grantee. If the earnings level is not achieved during the specified period, no Award will be payable to the Grantee. In the event of a reduction in a Grantee's responsibilities subsequent to the grant of an Award, the Committee shall have sole discretion and authority at any time prior to the earning of the Award to reduce such Grantee's assigned Award grade level or to discontinue such Grantee's further participation in such Award. In the event of any such reduction or discontinuance, the amount of the Eligible Employee's Award shall be adjusted proportionately based on the number of months during the specified period that the Eligible Employee is assigned by the Committee to each of the various Award Levels, and to reflect the portion of the specified period that the Grantee's participation in the Award has been discontinued. The maximum amount of any Award shall be $2,500,000.

SEC. 5.3 EFFECT OF DEATH OR OTHER TERMINATION OF EMPLOYMENT

  Except as otherwise established by the Committee in determining the terms and conditions of a particular Award, if, prior to the date on which an Award (or applicable portion thereof) becomes earned and payable, the Grantee's employment with the Company or its Subsidiaries shall be terminated by the Company or Subsidiary with or without cause, or by the act of the Grantee, then the Grantee's rights with respect to any Award which has not become earned and payable as of the date of such termination shall immediately terminate and all rights thereunder shall cease.

                                  ARTICLE VI

                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

SEC. 6.1 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

  The Board may at any time, upon recommendation of the Committee, terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that except as otherwise provided herein, no termination, amendment or modification of the Plan shall in any manner affect any Awards theretofore granted under the Plan without the consent of the Grantee.

                                  ARTICLE VII

                                 MISCELLANEOUS

SEC. 7.1 NONTRANSFERABILITY OF AWARDS

  No Awards granted hereunder shall be transferred by a Grantee otherwise than by will or the laws of descent and distribution. During the lifetime of a Grantee, such Awards shall be payable only to the Grantee.

SEC. 7.2 EMPLOYMENT

  Nothing in the Plan or in any Awards granted hereunder shall confer upon any employee the right to continue in the employ of the Company or any Subsidiary.

SEC. 7.3 OTHER COMPENSATION PLANS

  The adoption of the Plan shall not affect any stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.

SEC. 7.4 PLAN BINDING ON SUCCESSORS

  The Plan shall be binding upon the successors and assigns of the Company.

SEC. 7.5 SINGULAR, PLURAL GENDER

  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

SEC 7.6 HEADINGS, ETC., NOT PART OF PLAN

  Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

                                   [CRC MAP]





                   STOCKHOLDERS MEETING - FLUOR CORPORATION

                      9:00 A.M., Tuesday, March 12, 1996
                             FLUOR DANIEL CENTRE I
                            100 Fluor Daniel Drive
                          Greenville, South Carolina

                          [LOGO OF FLUOR CORPORATION]

        PROXY/VOTING INSTRUCTION CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING MARCH 12, 1996

  The undersigned, a stockholder of FLUOR CORPORATION, a Delaware corporation, acknowledges receipt of a Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders for the year ended October 31, 1995; and, revoking any proxy previously given, hereby constitutes and appoints L. G. McCraw, H. K. Coble and P. J. Trimble, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of Common Stock of FLUOR CORPORATION standing in the name of the undersigned at the Annual Meeting of Stockholders of FLUOR CORPORATION, on Tuesday, March 12, 1996 at 9:00 A.M., and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.

  THIS PROXY/VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

(continued and to be signed on reverse side)

                           - FOLD AND DETACH HERE -

CARD WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE [X]

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES ON PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

1. ELECTION OF CLASS III DIRECTORS: PETER J. FLUOR, BOBBY R. INMAN AND BUCK
   MICKEL

   FOR ALL NOMINEES LISTED (EXCEPT
     AS MARKED TO THE CONTRARY)     [_]


   WITHHOLD AUTHORITY TO VOTE FOR
     ALL NOMINEES LISTED            [_]

   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                 STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.




2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS AUDITORS FOR 1996.

              FOR       AGAINST        ABSTAIN
              [_]         [_]            [_]

3. APPROVAL OF THE 1996 FLUOR EXECUTIVE STOCK PLAN.

              FOR       AGAINST        ABSTAIN
              [_]         [_]            [_]

4. APPROVAL OF CERTAIN EXECUTIVE COMPENSATION PERFORMANCE GOALS.

              FOR       AGAINST        ABSTAIN
              [_]         [_]            [_]

5. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF.


I PLAN TO ATTEND MEETING        [_]

COMMENTS/ADDRESS CHANGE         [_]
PLEASE MARK THE BOX IF YOU HAVE
WRITTEN COMMENTS OR AN ADDRESS
CHANGE ON THE REVERSE SIDE

SIGNATURE__________________SIGNATURE__________________________DATE______________
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. CORPORATIONS AND PARTNERSHIPS SHOULD SIGN IN FULL CORPORATE OR PARTNERSHIP NAME BY AN AUTHORIZED OFFICER.

                           - FOLD AND DETACH HERE -


                     YOUR VOTE IS IMPORTANT TO THE COMPANY

PLEASE COMPLETE, SIGN AND DATE YOUR PROXY/VOTING INSTRUCTION CARD, DETACH IT AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.